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                                   EXHIBIT 21


                           SUBSIDIARIES OF THE ISSUER



  Name of                       State or Jurisdiction of
Subsidiary                   Incorporation or Organization           Description
----------                   -----------------------------           -----------

Community Central Bank            State of Michigan                  A State Bank




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